Exhibit 32.1

                      OFFICERS' SECTION 1350 CERTIFICATIONS

     The undersigned officer of CabelTel International Corporation, a Nevada corporation (the "Company"), hereby certify that (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and (ii) the information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Dated: March 31, 2008

..

                                  /s/ Gene S. Bertcher
                                  ----------------------------------------------
                                  Gene S. Bertcher, Principal Executive
                                  Officer, President and Chief Financial Officer